For Immediate Release

QNB Corp. and The Victory Bancorp, Inc.

Announce Regulatory Approvals Received for Merger

February 25, 2026

Quakertown, PA. & Limerick, PA.--(GLOBE NEWSWIRE)-- QNB Corp. ("QNB" or the "Company") (OTCQX: QNBC), the holding company for QNB Bank, and The Victory Bancorp, Inc. ("Victory") (OTCQX: VTYB), the holding company for The Victory Bank, today jointly announced that they have received all required regulatory approvals to complete their previously announced merger transaction (the “Merger”). The transaction, initially announced on September 23, 2025, is expected to close during the second quarter, subject to the satisfaction of customary closing conditions.

About QNB Corp.

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Lehigh, and Montgomery Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

About The Victory Bancorp, Inc.

Victory Bancorp, Inc. is traded on the OTCQX market under the symbol VTYB and is the parent company of The Victory Bank (“Victory Bank”). Victory Bank, founded in 2008, is a Pennsylvania state-chartered commercial bank headquartered in Limerick Township, Montgomery County. It offers a full range of banking services, including checking and savings accounts, home equity lines of credit, and personal loans. In addition to traditional banking, Victory Bank specializes in high-quality business lending, serving small and mid-sized businesses and professionals. With four offices across Montgomery and Berks Counties, it is dedicated to meeting the financial needs of the local community. For more information, visit its website at VictoryBank.com.

Forward Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Merger between QNB and Victory, which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,”

“expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to QNB’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by QNB with the SEC, risks and uncertainties for QNB, Victory and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Victory operations with those of QNB will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of the shareholders of either QNB or Victory to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on QNB’s, Victory’s or the combined company’s respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by QNB’s issuance of additional shares of QNB Common Stock in connection with the merger; results of operations and financial condition of QNB, Victory and the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, neither QNB nor Victory assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

For additional QNB Corp. information, contact:
David W. Freeman Jeff Lehocky

President & Chief Executive Officer EVP & Chief Financial Officer

215-538-5600 x5619 215-538-5600 x5716

dfreeman@qnbbank.com jlehocky@qnbbank.com

For additional Victory Bancorp information, contact:
Joseph W. Major Robert H. Schultz

Chairman & Chief Executive Officer Chief Financial Officer& Chief Operating Officer

484-791-3437 484-791-3439

jmajor@victorybank.com rschultz@victorybank.com